UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

815 Bombardier Street, Shediac, New Brunswick

Canada, E4P1H9

May 21, 2007

Dear Shareholders:

We cordially invite you to attend our Special Meeting of Shareholders.  Such meeting will be held on June 20, 2007, at 10:00 a.m. local time, at 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9.

With this letter we are including the notice for our meeting, the proxy statement, and the proxy card.  At the meeting, we will vote on the following matters:

1.

To grant discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors; and

2.

To transact such other business as may properly be brought before a special meeting of the shareholders of our Company or any adjournment thereof.

Your vote is important to us, and I look forward to seeing you at the meeting.  If you do not plan to attend the meeting in person, please complete, sign and return the attached proxy card so that your shares can be voted at the meeting in accordance with your instructions. Thank you for your interest in Intelisys Aviation Systems of America Inc.

Sincerely,

________________________________

Ralph Eisenschmid

Chief Executive Officer, President, Chief Financial Officer,

and Director

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

815 Bombardier Street, Shediac, New Brunswick

Canada, E4P1H9

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of the shareholders of Intelisys Aviation Systems of America Inc. (the “Company”) will be held on June 20, 2007, at 10:00 a.m., at 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9, for the following purposes:

1.

To grant discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors; and

2.

To transact such other business as may properly be brought before a special meeting of the shareholders of our Company or any adjournment thereof.

You may vote at the meeting if you were a shareholder at the close of business on May 18, 2007, the record date.  Only shareholders of record at the record date are entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is called to the Proxy Statement on the following pages.  Please review it carefully.  We hope you will attend the meeting.  If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares can be voted at the Special Meeting in accordance with your instructions.  For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By Order of the Board of Directors,

May 16, 2007

___________________

Ralph Eisenschmid

Chief Executive Officer, President, Chief Financial Officer, and Director

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

QUESTIONS AND ANSWERS ABOUT

THIS PROXY MATERIAL AND THE SPECIAL MEETING

These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Proxy Statement, as well as the documents incorporated by reference in this Proxy Statement.

Why am I receiving this proxy material?

Commencing on or about May 21, 2007, this Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, $0.001 par value (the "Common Stock"), of Intelisys Aviation Systems of America Inc., a Delaware corporation (the "Company"), and to the holders of shares of Special Class B “Exchangeable Shares” in the Company’s wholly owned subsidiary, InteliSys Acquisition Inc.  Such mailing is being made in connection with the solicitation of proxies by our Board of Directors of the Company (the "Board") for use at the special meeting of the shareholders of the Company (the "Meeting") to be held at 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9, on June 20, 2007 at 10:00 a.m.  You are invited to attend the Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the security ownership of certain beneficial owners and management, the compensation of directors and our most highly paid executive officers, and certain other required information.

On what matters am I voting?

Our Board seeks shareholder approval for the grant of discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors, as set forth in proposal no. 1 below.  The shareholders also will transact any other business that properly comes before the Meeting.

What are our Board’s voting recommendations?

Our Board recommends that you vote your shares FOR the grant of discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors.

Who can vote at the Meeting?

An aggregate of 90,967,531 votes (the “Voting Shares”) may be cast by shareholders at the Meeting.  Such Voting Shares consist of shares held by shareholders of record at the close of business on May 18, 2007 (the “Record Date”).  The Voting Shares are comprised of the following shares:

(1) 70,679,198 shares of Common Stock that were issued and outstanding as of the Record Date are included in the Voting Shares.  Holders of shares of Common Stock are entitled at the Meeting to one vote for each share of Common Stock held on the Record Date.

(2) 20,288,333 issued and outstanding Special Class B “Exchangeable Shares” in the Company’s wholly owned subsidiary, InteliSys Acquisition Inc., are also included in the Voting Shares.  Such shares are included in the Voting Shares because they have equal voting rights and economic value as the shares of the Company’s Common Stock, and they may be exchanged by the holder thereof at any time on a one for one basis for shares of the Company’s Common Stock, and if not exchanged prior to December 31, 2012, will be exchanged for shares of the Company’s Common Stock on that date.  Holders of such Special Class B “Exchangeable Shares” are entitled at the Meeting to one vote for each such share held on the Record Date.

How do I vote?

You may vote your shares either by proxy or in person at the Meeting (please also see the detailed instructions on your proxy card).  Each such share is entitled to one vote on each matter submitted to a vote at the Meeting.  To vote by proxy, please complete, sign and mail the enclosed proxy card in the envelope provided, which requires no postage for mailing in the United States.  If a proxy specifies how it is to be voted, it will be so voted.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows: (1) FOR the grant of discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors; and (2) in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, with respect to any other matter that is properly brought before the meeting for action by shareholders.  Proxies in the form enclosed are solicited by our Board for use at the Meeting.

May I revoke my proxy?

As a holder of record of our shares, you may revoke your proxy and change your vote at any time prior to the Meeting by giving written notice of your revocation to our Chief Executive Officer, by signing another proxy card with a later date and submitting this later dated proxy to our Chief Executive Officer before or at the Meeting, or by voting in person at the Meeting. Please note that your attendance at the Meeting will not constitute a revocation of your proxy unless you actually vote at the Meeting.  Giving a proxy will not affect your right to change your vote if you attend the Meeting and want to vote in person. We will pass out written ballots to any holder of record of our shares who wants to vote at the Meeting.

Any written notice of revocation or subsequent proxy should be sent to Intelisys Aviation Systems of America Inc., Attention: Ralph Eisenschmid, Chief Executive Officer, 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9, Canada, or hand delivered to our Corporate Secretary at or before the voting at the Meeting.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Will my shares be voted if I do not sign and return my proxy card?

If you are the record holder of your shares and do not return your proxy card, your shares will not be voted unless you attend the Meeting in person and vote your shares.

In what manner must the proposals described herein be approved under Delaware’s general corporate laws?

The Certificate of Incorporation of the Company would have to be amended in order for our Board to reverse split the shares of our Common Stock.  The manner of approval for amending the Certificate of Incorporation is set forth in Section 242 of the General Corporation Law of Delaware.

Pursuant to Section 242 of the Delaware General Corporation Law, an amendment to the Company’s Certificate of Incorporation must be made in the following manner: The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.  At the shareholders’ meeting, a vote of the shareholders entitled to vote in person or by proxy must be taken for and against the proposed amendment.  The proposed amendment must be approved by shareholders holding at least a majority of the voting power present at the meeting, provided that a quorum (defined below) is present at such meeting.  The resolution authorizing a proposed amendment to the certificate of incorporation may provide that at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the corporation, the Board may abandon such proposed amendment without further action by the stockholders or members.

The Board has adopted resolutions by written consent authorizing and declaring the advisability of the filing of the proposed amendment to the Company’s Certificate of Incorporation providing for a reverse stock split of our Common Stock, as set forth under Proposal No.1 below.  Such written consent also authorized the calling of a special meeting of the stockholders to be held for the purpose of obtaining their approval to such actions.  Accordingly, the requirement that the board of directors adopt a resolution setting forth the proposed amendment has been satisfied.  At the Meeting, the proposed amendment must be approved by the holders of a majority of the voting power of the Company present at such Meeting, provided that a quorum (defined below) is satisfied.

What is a quorum and what constitutes a quorum?

A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the Meeting. The required quorum for the Meeting is the presence in person or by proxy of the holders of a majority of the Voting Shares issued and outstanding as of the Record Date.  Since there is an aggregate of 90,967,531 Voting Shares issued and outstanding as of the Record Date, a quorum will be present for the Meeting if an aggregate of at least 45,483,767 Voting Shares is present in person or by proxy at the Meeting.

How many votes are required to approve the proposals?

The approval of each proposal herein requires the affirmative vote by the holders of a majority of Voting Shares that are present in person or by proxy at the Meeting, so long as a quorum is established at the

Meeting.  For example, if all 90,967,531 Voting Shares are present in person or by proxy at the Meeting, then each proposal must be approved by the affirmative vote of the holders of 45,483,767 Voting Shares.  As another example, if only the required minimum quorum of 45,483,767 Voting Shares are present in person or by proxy at the meeting, then each proposal must be approved by the affirmative vote of the holders of 22,741,882 Voting Shares.

Who is paying for this proxy’s solicitation process?

The enclosed proxy is solicited on behalf of our Board, and we are paying for the entire cost of the proxy solicitation process. Copies of the proxy material will be given to banks, brokerage houses and other institutions that hold shares that are beneficially owned by others. Upon request, we will reimburse these banks, brokerage houses and other institutions for their reasonable out-of-pocket expenses in forwarding these proxy materials to the shareholders who are the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers, or other employees.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Meeting and publish final results in our Current Report on Form 8-K which will be filed with the Securities and Exchange Commission within four business days after the Meeting.

How can shareholders communicate with our Board of Directors?

Company shareholders who want to communicate with our Board or any individual director may write to them c/o Intelisys Aviation Systems of America Inc., Attention: Ralph Eisenschmid, Chief Executive Officer, 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9.  Your letter should indicate that you are a Company shareholder. Depending on the subject matter, our Chief Executive Officer will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and shall make those communications available to our Board upon request.

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1.

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS

TO IMPLEMENT A ONE FOR UP TO TEN REVERSE STOCK SPLIT

Our Board seeks shareholder approval for discretionary authority to our Board to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the directors approved and deemed advisable is up to [ten] pre-consolidation shares for each one post-consolidation share, with the reverse split to occur within twelve months of the date of the Meeting, the exact time of the reverse split to be determined by the Board in its discretion. Approval of this proposal would give the Board authority to implement the reverse split on the basis of up to ten pre-consolidation shares for each one post-consolidation share at any time it determined within twelve months of the date of the Meeting. In addition, approval of this proposal would also give the Board authority to decline to implement a reverse split.

Our directors believe that shareholder approval of a range for the exchange ratio of the reverse split (as contrasted with approval of a specified ratio of the split) provides the Board of directors with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our shareholders. The actual ratio for implementation of the reverse split would be determined by our Board based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to our shareholders.

Our directors also believe that shareholder approval of a twelve-months range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the Board with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our shareholders. The actual timing for implementation of the reverse split would be determined by our Board based upon its evaluation as to when and whether such action would be most advantageous to our shareholders.

If you approve the grant of discretionary authority to our Board to implement a reverse split and the Board decides to implement the reverse split, we will effectuate a reverse split of our then issued and outstanding common stock on the basis of up to ten pre-consolidation shares for each one post-consolidation share.

The directors believe that the higher share price that might initially result from the reverse stock split could help generate interest in the Company among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.  Shareholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to ten times greater than the price for shares of our common stock immediately prior to the reverse split, depending on the ratio of the split.  Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Procedure for Effecting the Reverse Split

If the Board decides to declare and implement the reverse stock split, it must do so within twelve months after the date of the Meeting.  If it does so in a timely manner, we will promptly file a Certificate of Amendment to our Certificate with the Secretary of State of the State of Delaware to amend our Company’s Certificate of Incorporation with a provision effecting the reverse split. The reverse split will become effective at such time as the Certificate of Amendment effecting the reverse split is accepted and approved by the Secretary of State of the State of Delaware. All shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, converted into new shares of our common stock in accordance with the one for ten exchange ratio or such other exchange ratio we determine.

Effect of the Reverse Split, Fractional Shares

The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for ten reverse split, every ten shares of our common stock owned by a shareholder will automatically be changed into and become one new share of our common stock, with ten being equal to the exchange ratio of the reverse split, as determined by the directors in their discretion.  Shareholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for ten exchange ratio, or such lesser exchange ratio as may be determined by our directors, subject to adjustment for fractional shares, as described below).  The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

Fractional shares which would otherwise be held by the shareholders of our common stock after the reverse split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each ten shares of our common stock held as of the record date.  The number of shareholders of record would not be affected by the reverse split.

We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.  We are currently authorized to issue 100,000,000 shares of common stock.  On the record date, 70,679,198 shares of our common stock are outstanding.  An additional 28,532,545 shares of our common stock are reserved for issuance pursuant to the following securities: (i) 20,288,333 shares issuable upon exchange of the Intelisys Acquisition Co. Special Class B Exchangeable Shares; (ii) 1,357,746 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan held by Mr. Eisenschmid; (iii) 929,108 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan held by Mr. English; (iv) 5,957,358 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 and 2005 Stock Option Plans held by former employees of the Company. Accordingly, 788,257 shares of our common stock remain available for issuance presently.  If we elect to implement a one for ten reverse split the number of our outstanding shares of our common stock would decrease from 70,679,198 shares to 7,067,920 shares, the number of shares of our common stock reserved for issuance would decrease from 28,532,545 shares to 2,853,254 shares, and 90,078,826 shares of our common stock would remain available for issuance after the reverse split.  Therefore, such reverse split, if implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock available for issuance from 788,257 shares to 90,078,826 shares.

For purposes of illustration, the following table sets forth certain information regarding our authorized and reserved shares of common stock if we implement a one for ten reverse stock split.

Number of Shares of Common Stock Issued and Outstanding Following a 1 for 10 Reverse Split:	7,067,920

Number of Shares of Common Stock Authorized and Reserved for Issuance Following a 1 for 10 Reverse Split:	2,853,254

Total Number of Shares of Common Stock (a) Issued and Outstanding and (b) Authorized and Reserved for Issuance Following a 1 for 10 Reverse Split:	9,921,174

Number of Shares of Common Stock Authorized and Unreserved for Issuance Following a 1 for 10 Reverse Split:	90,078,826

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders will not be entitled to appraisal rights in connection with the reverse split. Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the reverse split.

The following description of the material federal income tax consequences of the reverse split to our shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

In general, the federal income tax consequences of the reverse split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that the likely federal income tax effects of the reverse split will be that a shareholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such shareholder's basis in the reduced number of shares of our common stock will equal the shareholder's basis in his old shares of our common stock. A shareholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such shareholder, depending on that shareholder's particular facts and circumstances. Generally, a shareholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's basis in the fractional share. In the aggregate, such a shareholder's basis in the reduced number of shares of our common stock will equal the shareholder's basis in his old shares of our common stock decreased by the basis allocated to the fractional share for which such shareholder is entitled to receive cash, and the holding period of the post-effective reverse split shares received will include the holding period of the pre-effective reverse split shares exchanged.

Risks Associated with the Reverse Split

This Proxy Statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.

If approved and implemented, the reverse stock split could result in some shareholders owning "odd-lots" of less than 100 common shares of our stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even-lots" of even multiples of 100 shares.

OUR RECOMMENDATION TO SHAREHOLDERS

REGARDING PROPOSAL NO. 1

Our Board has approved the grant of discretionary authority to the Board to implement a reverse stock split and recommends that shareholders of the Company vote “FOR” approval to such grant of discretionary authority.

PROPOSAL NO. 2

OTHER BUSINESS

Our Board knows of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The officers of our company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal. Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

Name	Age	Positions and Offices

Ralph Eisenschmid	41	President, Chief Executive Officer, Chief Financial Officer, and Director

Jock English	57	Chief Operating Officer, Vice President Sales and Marketing, Secretary and Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Ralph Eisenschmid.  Mr. Eisenschmid, our founder, has been our Chief Executive Officer, President, Chief Financial Officer and a Director since 2001. He created the InteliSys/Amelia concept in 1987. Over the past 19 years, he has led the sales, implementation and development of a broad range of software for the operation and management of 19 mid-sized airlines. Prior to his career in aviation, he co-founded a software joint venture that developed and implemented innovative solutions for industries that included travel services, transportation, construction, and pharmaceuticals. Mr. Eisenschmid was instrumental in designing, organizing, and implementing a new operating division of a domestic airline to manage the operational needs of an international tour operator. As well as being a proven systems analyst and programmer, he has had experience as a licensed multi-engine commercial airline pilot. Mr. Eisenschmid speaks three languages, and has extensive real-world business experience implementing and supporting high performance airline technology solutions internationally.

Jock English.  Mr. English has been our Chief Operating Officer and Vice President, Sales and Marketing, and a Director since 2001. Mr. English has over 26 years experience in software development, marketing and sales. His primary experience has been in managing both sales and marketing of mission critical enterprise software systems for both U.S. and Canadian software firms. During his employment with a U.S. based Fortune 300 software firm, Mr. English was responsible for product introduction and initial sales activities for a family of software products to markets in over 50 countries. Mr. English is a registered professional engineer in Canada and a has held both U.S. and Canadian private pilots licenses.

There are no family relationships among our directors or officers.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to our company or any of our subsidiaries or has a material interest adverse to it or any of its subsidiaries.  There are no agreements with respect to the election of Directors.

BOARD OF DIRECTORS AND COMMITTEES INFORMATION

Board of Director Committees

We do not have audit, nominating or compensation committees. Our entire Board of Directors performs the functions of audit, nominating and compensation committees. We are seeking independent board members. We have not been successful in retaining independent board members to form an audit committee.  None of the members of our Board of Directors satisfies the criteria of an "Audit Committee Financial Expert."

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. For purposes of this Item, the term code of ethics means written standards that are reasonably designed to deter wrongdoing and to promote:

- honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

- full, fair, accurate, timely, and understandable disclosure in reports and documents that the issuer files with, or submits to, the SEC and in other public communications made by the issuer;

- compliance with applicable governmental laws, rules and regulations;

- the prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

- accountability for adherence to the code.

We hereby undertake to provide to any person without charge, upon request, a copy of our code of ethics. Requests may be made in writing to our board of directors at our executive offices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.  Based on a review of the copies of such forms furnished to us, we believe that during the fiscal year ended December 31, 2006, all of our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation

Ralph Eisenschmid has been our Chief Executive Officer, President, Chief Financial Officer and a Director since 2001. Jock English has been our Chief Operating Officer since 2004 and a Director since 2003. During such time period, none of our executive officers earned compensation exceeding $100,000 per year.

We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.  No stock options or stock appreciation rights were granted to any of our directors or executive officers during the fiscal year ended December 31, 2006.

The following table sets forth information concerning the compensation paid or earned during the fiscal years ended December 31, 2006 and 2005 for services rendered to our Company in all capacities by the following persons: (i) all individuals who served as the principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2006, regardless of compensation level; (ii) all individuals who served as officers at December 31, 2006 and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006; and (iii) up to two additional individuals who served as officers during the fiscal year ended December 31, 2006 and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006, regardless of whether they were serving as officers at the end of such fiscal year.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total (j)
Ralph Eisenschmid CEO, President, CFO and Director	2006 2005	95,224 80,912	0 0	0 0	0 0	0 0	0 0	0 12,500(1)	95,224 93,412
Jock English COO and Director	2006 2005 2005	88,848 47,807	0 0	0 50,000(2)	0 0	0 0	0 0	0 0	88,848 97,807

(1)

Mr. Eisenschmid received 1 preferred share for settlement of debt

(2)

Mr. English received 10,000,000 shares of common stock for settlement of debt of $31,433 and commissions of $18,567

Outstanding Equity Awards

The table set forth below presents certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer above outstanding as of December 31, 2006.

	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Exercise	Expiration	Shares or Units of Stock that have Not Vested		Equity Incentive Plan Awards: Uneraned Shares, Units or Other Rights that have Not Vested
Name	Exercisable	Unexercisable	(#)	Price	Date	Number	Market Value	Number	Market Value
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ralph Eisenschmid President, CEO, CFO and Director	1,357,746	0	0	0.001	Dec 31, 2014	0	0	0	0
Jock English COO and Director	929,108	0	0	0.001	Dec 31, 2014	0	0	0	0

Compensation of Directors

Our directors do not receive any compensation for their services as members of the Board of Directors, but are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors' meetings.  The following table sets forth certain information regarding the compensation paid to our Directors during the fiscal year ended December 31, 2006.

COMPENSATION OF DIRECTORS
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Ralph Eisenschmid	0	0	0	0	0	0	0
Jock English	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 18, 2007, the number of shares of our common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company, and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 90,967,531 shares issued and outstanding on May 14, 2007.  Such shares consist of the following: (a) 70,679,198 shares of Common Stock, par value $0.001 per share; and (b) 20,288,333 issued and outstanding Special Class B “Exchangeable Shares” in the Company’s wholly owned subsidiary, InteliSys Acquisition Inc., which are included because they have equal voting rights and economic value as the shares of the Company’s Common Stock, and they may be exchanged by the holder thereof at any time on a one for one basis for shares of the Company’s Common Stock, and if not exchanged prior to December 31, 2012, will be exchanged for shares of the Company’s Common Stock on that date.  Unless indicated otherwise, all addresses below are c/o Intelisys Aviation Systems of America Inc., 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9.

Name and Address	Amount and Nature of Beneficial Ownership	Percent
Owners of More than 5%:

Mohamed Juman
PO Box 743

Manama

Kingdom of Bahrain

Californian Securities S.A.

Calle H El Cangrejo No 225

Edificio Carpit

Frangipani

Republic de Panama

Pacific Continental Securities (UK) Ltd.

80 Cannon Street

London

EC4N 6HL

England

Cede & Co

PO Box 20

Bowling Green Station

New York, NY 10004-1408

Directors and Executive Officers:

Ralph Eisenschmid

PO Box 70180

Sitra

Kingdom of Bahrain

Jock English

113 Cap Brule  Road

Boudreau West,

New Brunswick

Canada E1P 6J1

	37,708,320 (1)(2) 6,804,110 11,213,105 26,965,988 14,904,851 (2)(3)(4)(5) 12,429,108 (2)(6)(7)	41.5% 7.4% 12.3% 29.6% 16% 14%
All directors and executive officers as a group (2 persons)	27,333,959	30%

____

 (1) Includes 2,666,667 shares of common stock issuable in exchange for InteliSys Acquisition Co. Special Class B Exchangeable Shares held by Mr. Juman

(2) In connection with a loan made to the Company by Mohamed Juman, Messrs. Eishenschmid and English have pledged all their shares, including without limitation, shares issuable upon exercise of outstanding stock options, to Mr. Juman to secure the payment and performance of the Company. Said officers also entered into a Voting Trust Agreement with Mr. Juman, pursuant to which Mr. Juman was granted a proxy to vote the shares of Messrs. Eisenschmid and English. Accordingly, the number indicated above includes (i) 12,563,772 shares of common stock issuable in exchange for InteliSys Acquisition Co. Special Class B Exchangeable Shares held by Mr. Eisenschmid; (ii) 1,357,746 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan held by Mr. Eisenschmid; (iii) 929,108 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan held by Mr. English; (iv) 10,000,000 shares of the Company held by Mr. English; and (v) 1,500,000 shares of common stock issuable in exchange for InteliSys Acquisition Co. Special Class B Exchangeable Shares held by Mr. English

(3) Includes 12,563,772 shares of common stock issuable in exchange for InteliSys Acquisition Co. Special Class B Exchangeable Shares held by Mr. Eisenschmid

(4) Includes 783,333 shares owned by Charlene Eisenschmid, wife of Ralph Eisenschmid

(5) Includes 1,357,746 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan

(6) Includes 929,108 shares issuable upon the exercise of outstanding stock options issued as part of the Company's 2004 Stock Option Plan

(7) Includes 1,500,000 shares of common stock issuable in exchange for InteliSys Acquisition Co. Special Class B Exchangeable Shares held by Mr. English

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to continue financing our operations, on March 29, 2007, we executed and delivered a Promissory Note in the principal amount of $160,000 to Mohamed Juman, one of the principal stockholders of the Company, for loans being made as follows: $35,000 lent on March 6, 2007; $30,500 to be lent on April 1, 2007; $9,000 to be lent on July 1, 2007; and $5,500 to be lent on August 1, 2007. The principal and accrued interest at the rate of 1% above prime interest rate per annum is due and payable on the earlier of September 7, 2007 or a sale or merger of the Company. In connection with said loans, we granted Mr. Juman a security interest in all of our assets. If there is a default under the Note, the lender has the option of requiring us to repay the outstanding principal and accrued interest in preferred shares in an amount of $50,000.

In connection with the loan made to the Company by Mohamed Juman, Messrs. Eishenschmid and English, our officers and directors, pledged all their shares, including without limitation, shares issuable upon exercise of outstanding stock options, to Mr. Juman to secure the payment and performance of the Company. Said officers also entered into a Voting Trust Agreement with Mr. Juman, pursuant to which Mr. Juman was granted a proxy to vote the shares of Messrs. Eisenschmid and English. Accordingly, Mr. Juman has voting control over 40% of the voting shares of the Company.

On June 29, 2006, certain of our subsidiaries which were incorporated in Canada, Convergix Inc., Cynaptec Information Systems Inc., InteliSys Aviation Systems Inc.; InteliSys Acquisition Inc. and InteliSys (NS) Co. (the “Canadian Subsidiaries”), filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a Proposal under the Canadian Bankruptcy and Insolvency Act (the “Notice of Intention”).

On August 7, 2006, we filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a Proposal under the Canadian Bankruptcy and Insolvency Act (the “Notice of Intention”).

On August 31, 2006, we filed with the Queens Bench a proposal to make a settlement with our creditors pursuant to Section 50.4(1) of the Canadian Bankruptcy and Insolvency Act (the “Settlement Proposal”), in which we proposed that our debts be settled as follows: (a) Secured creditors will be paid in accordance with present arrangements or as may be arranged between them and us;  (b) Holders of preferred claims under the Canadian Bankruptcy and Insolvency Act will be paid by September 30, 2006;  (c) Tax liabilities owed by us to the Canadian government will be paid within 90 days after the Settlement Proposal is approved by the Queens Bench; and (d) Unsecured creditors will be paid by September 30, 2006.

On October 4, 2006, the proposal submitted by us and the proposal submitted by our subsidiaries in the Court of Queen’s Bench of the Province of New Brunswick, Canada was approved by the Court. Pursuant to such proposal, a new company consisting of our existing employees and a group of new equity investors (“Newco”) will acquire all the assets of our subsidiaries (the “Subsidiaries”). Jock English, Chief Operating Officer of our Company, will be the Chief Executive Officer and President of Newco. The consideration for such purchase will consist of $200,000 CDN in cash and $250,000 CDN in 3-year 8% notes to be issued by Newco (the “Newco Notes”). Such notes will be secured by all the assets of Newco. In addition, the beneficial ownership of Newco held by certain of the current employees of the Subsidiaries is irrevocably transferred to the holders of the Notes if the intellectual property of Newco is sold, there is a sale of more than 51% of the initial common shares of Newco or the initiation of any process to take Newco public within 3 years of the Court Order. If the Newco Notes are in default, the 3-year period becomes extended to 5 years.

In accordance with the terms of the proposal, the secured claims of the creditors of the Subsidiaries will be assumed by Newco. The unsecured claims of our creditors are to receive $1,250 CDN within two months of court approval of the proposal. After the payment of fees and any taxes owed pursuant to the Income Tax Act (Canada), the Class A Unsecured Creditors of the Subsidiaries shall receive $150 CDN in cash for each claim, the balance of cash from the sale of assets after payment to secured creditors and the balance thereof by having their respective proportion share of the Newco Notes. We, as The Class B Creditor shall not receive any cash or Newco notes from the sale of the subsidiaries. The Class C creditors (the employees of the subsidiaries) shall receive $50,000 CDN in Newco notes to be distributed on a prorata basis.

The Court of Queen’s Bench of the Province of New Brunswick, Canada approved the proposals on October 6, 2006. The Court issued a Court Order ordering the sale of all assets of the subsidiaries to Newco, subject to the conditions of the proposal.

On November 17, 2006, subject to the terms of the Court Order issued by the Court of Queen's Bench of the Province of New Brunswick, all assets of the Canadian Subsidiaries were sold to 627450 New Brunswick Inc.

SHAREHOLDER PROPOSALS

Shareholders of our Company may submit proposals to be considered for shareholder action at the Meeting if they do so in accordance with applicable regulations of the SEC and the laws of the State of Delaware. In order to be considered for inclusion in the Proxy Statement for the meeting, our Chief Executive Officer must receive proposals no later than June 8, 2007. Shareholder proposals should be addressed to Intelisys Aviation Systems of America Inc., Attn: Chief Executive Officer, 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Intelisys Aviation Systems of America Inc.

815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9

(506) 532-8515

By Order of the Board of Directors,

_______________

Ralph Eisenschmid

Chief Executive Officer, President, Chief Financial Officer, and Director

May 16, 2007

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

June 20, 2007

         The undersigned, a shareholder of Intelisys Aviation Systems of America Inc. (the "Company"), does hereby appoint Ralph Eisenschmid, as the attorney and proxy of the undersigned, with power of substitution, for and on behalf of the undersigned, and to attend the Special Meeting of Shareholders of the Company to be held on June 20, 2007, at 10:00 a.m., at the offices of the Company, located at 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P, 1H9 (the "Special Meeting"), to represent the undersigned at the Special Meeting, and there to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting, in any manner and with the same effect as if the undersigned were personally present at the Special Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified below.

         The shares represented by this Proxy will be voted only if this Proxy is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. If no direction is made on how you desire your shares to be voted, the Proxy holder will have complete discretion in voting the shares on any matter voted on at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         The shares represented by this Proxy shall be voted in the following manner:

1.

Approval of the grant of discretionary authority to the Company’s board of directors to implement a reverse stock split of the common stock of the Company on the basis of one post-consolidation share for up to each ten pre-consolidation shares to occur at some time within twelve months of the date of the special meeting, with the exact amount time of the reverse split to be determined by the Board of Directors.

FOR	AGAINST	WITHOLD
[ ]	[ ]	[ ]

2.

In the discretion of the persons acting as proxies, on such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The undersigned does hereby revoke any Proxy previously given with respect to the shares represented by this Proxy.

NOTE: As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROPERLY RETURN IT USING THE ENCLOSED ENVELOPE.

Number of Shares Owned: _________________________________

Dated: ________________, 2007	Signature:	________________________________
	Name:	________________________________
	Address:	________________________________
Dated: ________________, 2007	Signature:	________________________________
	Name:	________________________________
	Address:	________________________________